M O R R I S , N I C H O L S , A R S H T & T U N N E L L L L P

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON , DELAWARE 19899-1347

(302)658-9200

(302)658-3989 FAX

June 11, 2025

The Prudential Series Fund

655 Broad Street

Newark, NJ 07102

Re: PSF PGIM Ballast Portfolio

PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio

PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio

Ladies and Gentlemen:

We have acted as special Delaware counsel to The Prudential Series Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Class I and Class III shares of beneficial interest (the “Shares”) of each of PSF PGIM Ballast Portfolio (the “Ballast Fund”), PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio (the “Buffer 12 Fund”), and PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio (the “Buffer 20 Fund” and together with the Ballast Fund and the Buffer 12 Fund, the “Funds” and each, individually, a “Fund”), each a series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of September 8, 2005 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Post-Effective Amendment No. 101 (the “Post- Effective Amendment”) to Registration Statement No. 002-80896 under the Securities Act of 1933 on Form N-1A of the Trust (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about the date hereof; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on September 9, 2005 (the “Certificate of Trust”); the Governing Instrument; the By-Laws of the Trust (the “Bylaws”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on March 12, 2025 relating to the filing of the Post-Effective Amendment to the Registration Statement and the issuance of the Shares (the “Authorizing Resolutions” and together with the Governing Instrument, the Bylaws and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be

The Prudential Series Fund

June 11, 2025

executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Board of Trustees of the Authorizing Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, the satisfaction of all conditions precedent to the issuance of Shares, and the compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iv) the taking of all appropriate action by the Trustees to designate each Fund as a series of the Trust and to designate Class I and Class III as classes of shares of each Fund, and the rights and preferences attributable thereto as contemplated by the Governing Instrument prior to the issuance thereof; (v) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Shares, that would cause a termination, dissolution or reorganization of the Trust or any series or class thereof; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (viii) that appropriate notation of the names and addresses of, the number of Shares of each class of each Fund held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (ix) that the officers of the Trust, with the advice of counsel, determined that to establish the Funds it was necessary or desirable to change the names of the Funds from “PSF PGIM US Ballast Portfolio”, “PSF PGIM Laddered S&P 500 Buffer 12 Portfolio” and “PSF PGIM Laddered S&P 500 Buffer 20 Portfolio” to “PSF PGIM Ballast Portfolio”, “PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio” and “PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio”, respectively; (x) that the Shares constitute the shares of the Funds covered by the Registration Statement; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinion expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement or any other registration or offering documentation relating to the Trust, the Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

The Prudential Series Fund

June 11, 2025

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares, when issued to Shareholders of the Trust in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris

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